Exhibit 99.1

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BioScrip Reports Third Quarter 2015 Financial Results

Consolidated Adjusted EBITDA of $6.2 Million

Results Demonstrate Progress Against Financial Improvement Plan

Reaffirms 2016 Adjusted EBITDA Guidance of Between $50 Million - $60 Million

ELMSFORD, NY, November 4, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (“the Company”) today announced 2015 third quarter financial results.

Third Quarter Highlights

•	Consolidated Adjusted EBITDA was $6.2 million, primarily due to the early positive contributions of BioScrip’s previously announced plan to reduce costs and focus on its core infusion business;
•	Revenue from continuing operations of $247.2 million, an increase of $15.8 million, or 6.8%, over the prior year period, driven by strong product revenue growth in core and chronic infusion therapies;
•	Gross profit was $63.1 million, an increase of 3.9% over $60.8 million in the third quarter of last year. As a percentage of revenue, gross profit for the quarter was 25.5%, compared to 26.3% over the prior year period. On a sequential basis, gross profit improved 30 basis points; and
•	Net loss from continuing operations was $24.2 million, or $0.38 loss per share.

“Our core infusion business delivered improved performance through strong revenue growth, reduced expenses and increased operating cash flow,” said Rick Smith, Chief Executive Officer of BioScrip. “We were also able to realize meaningful cost savings through a range of targeted initiatives, including workforce reductions, supply chain optimization and the successful sale of our non-core PBM business. We are pleased with the early progress we have made on our Financial Improvement Plan, and expect to see additional benefits through the remainder of the year.”

As the Company stated in August 2015, its Financial Improvement Plan is focused on reducing costs, improving margins and reorganizing the Company’s structure around a more focused core infusion business. During the quarter the Company:

•	Substantially completed the announced targeted workforce reduction and remains on track to deliver the expected $19 million in annual cost savings;
•	Made progress towards additional supply chain programs that are expected to add $3 million in annual savings in 2016;
•	Completed the sale of the non-core PBM business for $25 million in gross cash proceeds;
•	Initiated programs to take place January 1, 2016 that are expected to reduce corporate costs by $5 million annually;
•	Initiated cost reduction programs totaling $5 million in projected annual cost savings to take effect in January 2016 from other targeted areas including nursing, travel, office expense, and technology enhanced applications; and
•	Continued to transition certain chronic, non-core infusion therapies to various alliance pharmacy providers, which, when fully realized, are anticipated to improve Adjusted EBITDA by approximately $4 million annually.

Results of Operations

As a result of the previously announced sale of the Company’s non-core PBM business, the Company’s financial statements concerning PBM are presented as “discontinued operations” on the Consolidated Financial Statements for all periods presented.

Third Quarter 2015 Versus Third Quarter 2014

Revenue from continuing operations for the third quarter of 2015 was $247.2 million, compared to $231.5 million in the prior year period, an increase of $15.8 million or 6.8%. This revenue increase was due primarily to a $14.4 million increase in product revenues associated with chronic, nutrition and other therapies.

Consolidated gross profit for the third quarter of 2015 was $63.1 million, or 25.5% of revenue, compared to $60.8 million, or 26.3% of revenue, for the third quarter of 2014. On a sequential basis, gross profit improved 30 basis points.

During the third quarter of 2015, Infusion Services Adjusted EBITDA was $12.4 million. Including corporate expenses, total company consolidated Adjusted EBITDA from continuing operations was $6.2 million.

Interest expense in the third quarter of 2015 was $9.5 million, down slightly from $9.6 million in the third quarter of 2014.

During the quarter, the Company recorded a $13.9 million pre-tax goodwill impairment charge related to the completion of its goodwill valuation initiated during the second quarter of 2015. The Company also incurred $4.0 million of pre-tax restructuring and other expenses primarily related to its ongoing Financial Improvement Plan.

Income tax benefit for continuing operations in the third quarter of 2015 was $4.6 million, compared to income tax expense of $1.9 million in the prior year period.

Net loss from continuing operations for the third quarter of 2015 was $24.2 million, or $0.38 loss per diluted share, compared to a net loss of $39.2 million, or $0.57 loss per diluted share in the prior year period.

Liquidity and Capital Resources

As of September 30, 2015, the Company had approximately $69.0 million of liquidity, which is comprised of $29.4 million of cash and $39.6 million of undrawn capacity available on its revolving credit facility. The Company has improved net Days Sales Outstanding (“DSO”) by six days from 51 days at the end of 2014 to 45 days through the first nine months of 2015. The Company has improved its cash flows in 2015 and expects to be operating cash flow positive in 2016.

As of September 30, 2015 the Company is in compliance with its bank covenants under the terms of the Amended Credit Facility.

Conference Call and Presentation

BioScrip will host a conference call and live webcast today, November 4, 2015, at 8:30 a.m. Eastern Standard Time, to discuss its third quarter 2015 financial results. Interested parties may participate by dialing 888-372-9592 (US) or 918-559-5628 (International) or by accessing a link on the Company's website at www.bioscrip.com. The conference call will be accessible through the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 855-859-2056 (US) or 404-537-3406 (International) and entering conference call ID number 64965564. An audio webcast and archive will also be available for 30 days under the “Investor Relations” section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home healthcare management solutions. BioScrip partners with healthcare providers, including physicians, hospital systems, skilled nursing facilities, and with healthcare payors to provide patients better access to high quality, efficient post-acute care services. BioScrip operates with a commitment to bring infusion therapy services into the home or alternate-site settings. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, and other statements regarding the Company's financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, loss on sale of assets, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, acquisition and integration expenses, restructuring-related expenses and investments in start-up operations. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

TABLES TO FOLLOW

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$29,442	$740
Receivables, less allowance for doubtful accounts of $70,107 and $66,500 as of September 30, 2015 and December 31, 2014, respectively	121,195	131,656
Inventory	26,886	37,215
Prepaid expenses and other current assets	21,890	9,054
Assets held for sale	-	9,550
Total current assets	199,413	188,215
Property and equipment, net	34,107	38,171
Goodwill	308,729	560,579
Intangible assets, net	6,005	10,269
Deferred financing costs	13,244	13,463
Other non-current assets	1,158	1,272
Non-current assets held for sale	-	12,744
Total assets	$562,656	$824,713
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$39,588	$5,395
Accounts payable	53,383	89,203
Amounts due to plan sponsors	3,514	4,869
Accrued interest	2,268	6,853
Accrued expenses and other current liabilities	48,084	46,017
Liabilities held for sale	-	9,976
Total current liabilities	146,837	162,313
Long-term debt, net of current portion	409,327	418,408
Deferred taxes	56	19,058
Other non-current liabilities	6,793	8,129
Total liabilities	563,013	607,908
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 635,822 shares issued and outstanding; and, $66,657 liquidation preference as of September 30, 2015. No preferred stock was authorized or outstanding as of December 31, 2014.	60,783	-
Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 and 5,000,000 shares authorized as of September 30, 2015 and December 31, 2014, respectively; no shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 71,401,664 and 71,274,064 shares issued and 68,747,613 and 68,636,965 shares outstanding as of September 30, 2015 and December 31, 2014, respectively	8	8
Treasury stock, 2,654,051 and 2,637,099 shares at cost as of September 30, 2015 and December 31, 2014, respectively	(10,737)	(10,679)
Additional paid-in capital	533,059	529,682
Accumulated deficit	(583,470)	(302,206)
Total stockholders' equity (deficit)	(61,140)	216,805
Total liabilities and stockholders' equity	$562,656	$824,713

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Product revenue	$240,846	$226,421	$720,913	$667,601
Service revenue	6,378	5,037	17,565	15,309
Total revenue	247,224	231,458	738,478	682,910

Cost of product revenue	176,148	162,125	526,858	475,523
Cost of service revenue	7,933	8,567	23,397	25,528
Total cost of revenue	184,081	170,692	550,255	501,051

Gross profit	63,143	60,766	188,223	181,859
% of revenues	25.5%	26.3%	25.5%	26.6%

Selling, general and administrative expenses	53,601	56,089	167,465	166,660
Change in fair value of contingent consideration	51	(86)	(21)	(6,941)
Bad debt expense	9,321	26,082	32,832	41,045
Impairment of goodwill	13,850	-	251,850	-
Acquisition and integration expenses	274	2,922	753	14,754
Restructuring and other expenses	4,043	1,846	12,309	10,296
Amortization of intangibles	1,286	1,620	4,265	4,943
Loss from continuing operations	(19,283)	(27,707)	(281,230)	(48,898)
Interest expense, net	9,507	9,567	27,750	29,203
Loss from continuing operations, before income taxes	(28,790)	(37,274)	(308,980)	(78,101)
Income tax expense (benefit)	(4,551)	1,930	(22,544)	8,484
Loss from continuing operations, net of income taxes	(24,239)	(39,204)	(286,436)	(86,585)
Income from discontinued operations, net of income taxes	7,457	494	5,172	2,743
Net loss	$(16,782)	$(38,710)	$(281,264)	$(83,842)
Accrued dividends on preferred stock	(1,899)	-	(4,157)	-
Deemed dividend on preferred stock	(169)	-	(3,519)	-
Loss attributable to common stockholders	$(18,850)	$(38,710)	$(288,940)	$(83,842)

Numerator:
Loss attributable to common stockholders-continuing operations, net of taxes	$(26,307)	$(39,204)	$(294,112)	$(86,585)
Loss attributable to common stockholders-discontinued operations, net of taxes	$7,457	$494	$5,172	$2,743
Loss attributable to common stockholders	$(18,850)	$(38,710)	$(288,940)	$(83,842)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,742	68,615	68,693	68,421

Loss from continuing operations, basic and diluted	$(0.38)	$(0.57)	$(4.28)	$(1.27)
Income from discontinued operations, basic and diluted	$0.11	$0.01	$0.08	$0.04
Net loss, basic and diluted	$(0.27)	$(0.56)	$(4.20)	$(1.23)

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(in thousands)

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2014	$-	$8	$(10,679)	$529,682	$(302,206)	$216,805
Issuance of Series A convertible preferred stock and warrants	-	-	-	6,583	-	6,583
Accrued dividends on preferred stock	-	-	-	(4,162)	-	(4,162)
Deemed dividend on preferred stock	-	-	-	(3,514)	-	(3,514)
Compensation under employee stock compensation plan	-	-	-	4,468	-	4,468
Other	-	-	(58)	2	-	(56)
Net loss	-	-	-	-	(281,264)	(281,264)
Balances at September 30, 2015	$-	$8	$(10,737)	$533,059	$(583,470)	$(61,140)

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2013	$-	$7	$(10,311)	$519,625	$(154,738)	$354,583
Exercise of stock options	-	1	-	1,098	-	1,099
Compensation under employee stock compensation plan	-	-	-	6,687	-	6,687
Net loss	-	-	-	-	(83,842)	(83,842)
Balances at September 30, 2014	$-	$8	$(10,311)	$527,410	$(238,580)	$278,527

Schedule 4

BIOSCRIP, INC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(281,264)	$(83,842)
Less: Income from discontinued operations, net of income taxes	5,172	2,743
Loss from continuing operations, net of income taxes	(286,436)	(86,585)
Adjustments to reconcile (loss) from continuing operations, net of income taxes to net cash provided by (used in) operating activities:
Depreciation	12,464	11,999
Amortization of intangibles	4,265	4,943
Impairment of goodwill	251,850	-
Amortization of deferred financing costs and debt discount	2,929	3,607
Change in fair value of contingent consideration	(21)	(6,941)
Change in deferred income tax	(21,208)	8,218
Compensation under stock-based compensation plans	3,651	6,637
Loss on disposal of fixed assets	784	-
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	3,623	(2,392)
Inventory	10,328	486
Prepaid expenses and other assets	(3,386)	5,924
Accounts payable	(35,822)	12,044
Amounts due to plan sponsors	(1,354)	2,139
Accrued interest	(4,586)	436
Accrued expenses and other liabilities	(8,555)	(553)
Net cash used in operating activities from continuing operations	(71,474)	(40,038)
Net cash provided by operating activities from discontinued operations	4,061	8,293
Net cash used in operating activities	(67,413)	(31,745)
Cash flows from investing activities:
Purchases of property and equipment, net	(9,358)	(11,319)
Cash consideration paid for acquisitions, net of cash acquired	-	(454)
Net cash used in investing activities from continuing operations	(9,358)	(11,773)
Net cash provided by investing activities from discontinued operations	22,375	57,677
Net cash provided by investing activities	13,017	45,904
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	59,691	-
Proceeds from senior notes due 2021, net of fees paid to lenders	-	193,851
Deferred and other financing costs	(1,219)	(2,115)
Borrowings on line of credit	203,663	205,700
Repayments on line of credit	(178,663)	(241,203)
Principal payments on long-term debt	-	(172,243)
Repayments of capital leases	(315)	(248)
Net proceeds from exercise of employee stock compensation plans	-	1,098
Other	(59)	-
Net cash provided by (used in) financing activities from continuing operations	83,098	(15,160)
Net change in cash and cash equivalents	28,702	(1,001)
Cash and cash equivalents - beginning of period	740	1,001
Cash and cash equivalents - end of period	$29,442	$-
DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$23,882	$25,328
Cash paid during the period for income taxes	$462	$1,692

Schedule 5

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA by Segment:
Infusion Services	$12,367	$(6,344)	$29,206	$24,811
Corporate overhead	(6,180)	(7,889)	(22,360)	(22,379)

Consolidated Adjusted EBITDA	6,187	(14,233)	6,846	2,432

Interest expense, net	(9,507)	(9,567)	(27,750)	(29,203)
Income tax (expense) benefit	4,551	(1,930)	22,544	(8,484)
Depreciation	(4,029)	(4,205)	(12,464)	(11,999)
Loss on sale of assets	(156)	-	(784)	-
Amortization of intangibles	(1,286)	(1,620)	(4,265)	(4,943)
Impairment of goodwill	(13,850)	-	(251,850)	-
Stock-based compensation expense	(832)	(1,753)	(3,651)	(6,637)
Acquisition and integration expenses	(274)	(2,922)	(753)	(14,754)
Restructuring and other expenses (1)	(5,043)	(2,974)	(14,309)	(12,997)
Loss from continuing operations, net of income taxes	$(24,239)	$(39,204)	$(286,436)	$(86,585)

(1) Restructuring and other expenses include costs associated with restructuring such as employee severance and other benefit-related costs, third party consulting costs, facility-related costs and certain other costs; transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, professional fees and other costs related to contract terminations and closed branches which are not classified as restructuring; and, in 2014, investments in start-up branch locations.